Exhibit 24
                                                                   ----------


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of ACNielsen Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Earl H. Doppelt, Harris Black and Ellenore O'Hanrahan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company to be issued by the Company pursuant to, or upon exercise of stock options granted under, the BBI Marketing Services, Inc. Key Employees' Stock Option Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           Signature                       Title            Date
          ---------                        -----            -----

/s/Nicholas L. Trivisonno       Chairman, Chief Executive   June 22, 1998
----------------------------    Officer and Director
Nicholas L. Trivisonno          (principal executive
                                officer)

/s/Robert J Lievense            President, Chief Operating  June 22, 1998
----------------------------    Officer and Director
Robert J Lievense


/s/Robert J. Chrenc             Executive Vice President    June 22, 1998
----------------------------    and Chief Financial
Robert J. Chrenc                Officer (principal
                                financial and accounting
                                officer

/s/Robert H. Beeby              Director                    June 22, 1998
----------------------------
Robert H. Beeby


/s/Michael P. Connors           Vice Chairman and Director  June 22, 1998
----------------------------
Michael P. Connors

/s/Donald W. Griffin            Director                    June 22, 1998
----------------------------
Donald W. Griffin


/s/Thomas C. Hays               Director                    June 22, 1998
----------------------------
Thomas C. Hays


/s/Karen L. Hendricks           Director                    June 22, 1998
----------------------------
Karen L. Hendricks

/s/Robert M. Hendrickson        Director                    June 22, 1998
----------------------------
Robert M. Hendrickson


/s/Robert Holland, Jr.          Director                    June 22, 1998
----------------------------
Robert Holland, Jr.

/s/John R. Meyer                Director                    June 22, 1998
----------------------------
John R. Meyer


/s/Brian B. Pemberton           Director                    June 22, 1998
----------------------------
Brian B. Pemberton


/s/Robert N. Thurston           Director                    June 22, 1998
----------------------------
Robert N. Thurston